UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2019

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana		46222
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common stock, $0.01 par value	ALSN	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

On May 7, 2019, Allison Transmission Holdings, Inc. (the “Company”), entered into a stock repurchase agreement (the “Stock Repurchase Agreement”) with Ashe Capital Management, LP (“Ashe”), pursuant to which the Company agreed to repurchase from Ashe 4,977,043 shares of the Company’s common stock for aggregate consideration of $232.4 million, representing a purchase price equal to the May 6, 2019 closing price of $46.70 per share.

The transaction is expected to close on or about May 9, 2019, subject to customary closing conditions. Following the closing of the transaction, Ashe will own approximately 4.1% shares of common stock of the Company.

A copy of the Stock Repurchase Agreement has been attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Stock Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2019, William R. Harker, Ashe’s designee to the Board of Directors (“Board”) of the Company, notified the Board of his intention to resign as a director of the Company effective as of the closing of the transactions contemplated by the Stock Purchase Agreement, which is expected to be May 9, 2019. Mr. Harker’s decision to resign was not as a result of any disagreement with the Company.

The Company will file a supplement to its proxy statement for its annual meeting of stockholders to reflect the changes described in this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Stock Repurchase Agreement, dated May 7, 2019, between Allison Transmission Holdings, Inc. and Ashe Capital Management, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.

Date: May 7, 2019	By:	/s/ Eric C. Scroggins
Eric C. Scroggins
Vice President, General Counsel and Secretary